ANDREWS KURTH KENYON LLP Austin Beijing Dallas Dubai Houston London New York Research Triangle Park Silicon Valley The Woodlands Washington, DC HOU:3770434.5 Exhibit 5.1 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurthkenyon.com March 14, 2017 Spark Energy, Inc. 12140 Wickchester Lane, Suite 100 Houston, Texas 77079 Re: 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock issued by Spark Energy, Inc. Ladies and Gentlemen: We have acted as special counsel to Spark Energy, Inc., a Delaware Corporation (the “Issuer”), in connection with an offering and sale by the Issuer of up to 1,610,000 shares of 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). Such offering and sale have been registered with the United States Securities and Exchange Commission (the “SEC”), pursuant to the Issuer’s registration statement on Form S-3 (Registration No. 333-214023) filed with the SEC on October 7, 2016. Such registration statement, at the time it was declared effective by the SEC on October 20, 2016, is referred to herein as the “Registration Statement.” The Issuer has conducted such sale of up to 1,610,000 shares of Series A Preferred Stock on a firm commitment underwritten basis, pursuant to (i) its prospectus dated October 20, 2016 (the “Prospectus”) included in the Registration Statement, as supplemented by its prospectus supplement dated March 8, 2017 (the “Prospectus Supplement”) filed with the SEC on March 10, 2017 and (ii) the Underwriting Agreement dated March 8, 2017 (the “Underwriting Agreement”) between the Issuer and RBC Capital Markets, LLC, as representative of the several underwriters named therein (the “Underwriters ”). Pursuant to the Underwriting Agreement, the Issuer is selling to the Underwriters 1,400,000 shares of Series A Preferred Stock (the “Firm Securities”) and has granted an option to the Underwriters to purchase up to an additional 210,000 shares of Series A Preferred Stock (the “Option Securities”). The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Issuer on file with Secretary of State of the State of

HOU:3770434.5 Delaware, including the Certificate of Designations of Rights and Preferences relating to the Series A Preferred Stock, (ii) the Amended and Restated Bylaws of the Issuer, as certified to us by an officer of the Issuer, (iii) the Underwriting Agreement, and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents. We have also assumed that all Securities sold pursuant to the Underwriting Agreement will be issued and sold in the manner described in the Prospectus Supplement and in accordance with the terms of the Underwriting Agreement. Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction. Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the issuance and sale of the Securities have been duly authorized by all necessary corporate action of the Issuer and, when issued, sold and paid for in accordance with the terms of the Underwriting Agreement, the Securities will be validly issued, fully paid and non-assessable. We consent to the filing by you of this opinion as an exhibit to the Issuer’s Current Report on Form 8-K filed on the date hereof, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law. Very truly yours, /s/ Andrews Kurth Kenyon LLP